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                                 EQUIMED, INC.
                                   EXHIBIT 11
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)



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

                                                                       THREE MONTHS              SIX MONTHS
                                                                      ENDED JUNE 30,           ENDED JUNE 30,
                                                                     1995         1996        1995         1996
                                                                   ---------------------------------------------
Primary:

  Weighted average common shares outstanding                        20,784       28,377      20,784       26,711

  Net effect of dilutive stock options and warrants-
    based on the treasury stock method using
    average market price                                                 -           31           -          156
                                                                   -------      -------     -------      -------

  Weighted average common share and
    equivalents outstanding                                         20,784       28,408      20,784       26,867
                                                                   =======      =======     =======      =======

  Net income                                                       $ 3,043      $ 2,711     $ 6,020      $ 3,092
                                                                   =======      =======     =======      =======

  Net income per share                                                          $  0.10                  $  0.12
                                                                                =======                  =======

  Pro forma net income                                             $ 2,057                  $ 4,173
                                                                   =======                  =======

  Pro forma net income per share                                   $  0.10                  $  0.20
                                                                   =======                  =======

Fully Diluted:

  Weighted average common shares outstanding                        20,784       28,377      20,784       26,711

  Net effect of dilutive stock options and warrants-
    based on the treasury stock method using the
    June 30 price, if higher that average market price                   -           22           -          139
                                                                   -------      -------     -------      -------

  Weighted average common share and
    equivalents outstanding                                         20,784       28,399      20,784       26,850
                                                                   =======      =======     =======      =======

  Net income                                                       $ 3,043      $ 2,711     $ 6,020      $ 3,092
                                                                   =======      =======     =======      =======

  Net income per share                                                          $  0.10                  $  0.12
                                                                                =======                  =======

  Pro forma net income                                             $ 2,057                  $ 4,173
                                                                   =======                  =======

  Pro forma net income per share                                   $  0.10                  $  0.20
                                                                   =======                  =======
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